EXHIBIT 23(b)




CONSENT OF INDEPENDENT PUBLIC AUDITORS




We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Form S-8 Registration Statement for the ALLTEL Corporation Incentive Stock Option Plan (No. 2-99523); Form S-8 Registration Statement for Systematics, Inc. 1981 Incentive Stock Option Plan (No. 33-35343); Form S-8 Registration Statement for the ALLTEL Corporation 1991 Stock Option Plan
(No. 33-48476); Form S-8 Registration Statement for the ALLTEL Corporation 1994 Stock Option Plan (No. 33-54175); Form S-8 Registration Statement for the ALLTEL Corporation Thrift Plan (No. 33-56291); and Form S-8 Registration Statement for the ALLTEL Corporation 1994 Stock Option Plan for Employees
(No. 33-65199) of our report dated May 29, 1998 with respect to the financial statements of the 360 Communications Company Retirement Savings Plan, included in ALLTEL Corporation's Amendment No. 2 to Form 10-K (Form 10-K/A) for the year ended December 31, 1998.


                                                /s/Ernst & Young LLP
                                                  Ernst & Young LLP


Chicago, Illinois,
April 28, 1999.



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